EXECUTION VERSION

CONSENT, LIMITED WAIVER AND AMENDMENT NO. 4 TO

LOAN AND SECURITY AGREEMENT

Consent, Limited Waiver and Amendment No. 4 to Loan and Security Agreement, dated as of September 26, 2013 (the “Amendment”), is by and between DYNASIL CORPORATION OF AMERICA, a Delaware corporation (the “Borrower”), and SOVEREIGN BANK, N.A., a national banking association (the “Lender”), with an address at 3 Terry Drive, Suite 102, Newtown, PA 18940.

BACKGROUND

WHEREAS, the Lender and the Borrower made, executed and delivered a Loan and Security Agreement dated July 10, 2010, as amended by a certain Amendment No. 1 to Loan and Security Agreement dated as of April 1, 2011, as further amended by that certain Amendment No. 2 to Loan and Security Agreement dated as of April 12, 2012 and as further amended by a certain Amendment No. 3 to Loan and Security Agreement dated as of June 29, 2012 (as amended, the “Existing Loan Agreement”);

WHEREAS, the Borrower has requested that the Lender: (a) consent to the transfer of certain assets of Dynasil Biomedical Corp. (“DBM”) to a newly formed subsidiary of DBM (“Xcede Technologies, Inc.”); (b) waive any requirements that Xcede Technologies, Inc. join the Existing Loan Agreement as a guarantor and grant security in its assets to secure its guaranty; (c) exclude Xcede Technologies, Inc., its assets, operations and financial results from being subject to the terms of Existing Loan Agreement; and (d) to effect the foregoing, to waive and amend certain provisions of the Existing Loan Agreement as more fully set forth herein; and

WHEREAS, the Lender is willing to consent to the asset transfer, and to grant the waivers and amendments described above, and as more particularly set forth herein, all subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and each intending to the legally bound thereby, the parties hereby agree as follows:

1.           Capitalized Terms. Except as expressly defined herein, all capitalized terms herein which are defined in the Existing Loan Agreement shall have the same meanings herein as therein.

2.           Amendments to Existing Loan Agreement. Section 1(a) of the Existing Loan Agreement is hereby amended so that the following definitions shall be inserted or amended, as the context requires, as follows:

“Excluded Subsidiary” shall mean Xcede Technologies, Inc., a Delaware corporation, in which, as of the Effective Date, Dynasil Biomedical Corp. shall own 2,700,000 shares of common stock.

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The definition “Subsidiary” shall be amended by inserting, at the end of that definition, the following new sentence:

“Any Excluded Subsidiary shall not be deemed a Subsidiary for any purpose under this Agreement, including, without limitation, for the purposes of compliance with the requirements of Section 12(e) and Section 13 hereof.”

3.           Consent. Subject to the satisfaction of the terms and conditions set forth in Section 5 hereof, and in reliance on the representations set forth in Section 6 hereof, the Lender hereby consents to the transfer of the property described on Exhibit A annexed hereto (the “Xcede Assets”), and agrees to release the Lender’s security interest in the Xcede Assets. On the Effective Date, the Lender shall, deliver and file, or authorize the Borrower to file, a UCC-3 release in the form of Exhibit B annexed hereto.

4.           Limited Waivers. Subject to the satisfaction of the terms and conditions of Section 5 hereof, and in reliance on the representation contained in Section 6 hereof, on the Effective Date, with respect to the creation , existence and future operation of the Excluded Subsidiary, the Lender waives compliance with any requirement (and any resulting Default or Event of Defaults that would result from such non-compliance) of the Existing Loan Agreement, including, without limitation: (i) Section 12(e) to the extent the formation of the Excluded Subsidiary would be prohibited unless such Excluded Subsidiary would become a Guarantor and execute and deliver to Lender a Subsidiary Security Agreement; (ii) Section 12(e)(iii) to the extent transfer of the Xcede Assets constitutes a disposition of assets by the Borrower or by Guarantor outside the ordinary course of business; (iii) Section 12(e)(v) to the extent that any future transactions of the Excluded Subsidiary, including, without limitation, any capital raising, debt raising or operational activities approved by the Borrower or any Guarantor may constitute a transaction outside the ordinary course of its respective business; (iv) Section 12(g)(i) to the extent the transfer of the Xcede Assets to the Excluded Subsidiary constitutes an acquisition of, or investment in, stock of any Person; (v) Section 12(c) to the extent that any future financing or equity raising activity of the Excluded Subsidiary approved by the Borrower or any Guarantor may constitute permission to create a lien, claim, security interest or other encumbrance on any of the Borrower or any Guarantor’s assets; and (vi) Sections 10(r) and 11(i) to the extent that the transfer of intellectual property to the Excluded Subsidiary as part of the Xcede Assets may constitute a breach of such warranty, representation or covenant. The grant by the Lender of the above waivers shall not be construed as, and does not constitute, a waiver of any other existing Default or Event of Default under the Existing Loan Agreement.

5.           Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a)          the execution and delivery of this Amendment by the Borrower and the Lender;

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(b)          the execution and delivery of a pledge agreement (the “Pledge Agreement”) pursuant to which DBM grants to the Lender a first priority pledge of all of DBM’s shares of common stock in Xcede Technologies, Inc., together with the original stock certificate(s) and stock power(s) executed in blank by DBM (the “Pledged Collateral”).

(c)          all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and shall be in form and substance satisfactory to the Lender;

(d)          Massachusetts Capital Resources Company shall have consented in writing to the matters described herein, shall have agreed to release its liens on the Xcede Assets, shall have agreed to a junior lien on the Pledged Collateral, and shall executed and delivered a consent, limited waiver and amendment to the existing note purchase agreement with the Borrower which shall be in form and substance reasonably satisfactory to the Lender;

(e)          The Borrower shall have paid $300,000 as a prepayment on the Term Loan, which shall be applied to the unpaid principal balance thereof in inverse order of maturity; and

(f)           the Borrower shall have paid the Lender all fees, costs and expenses of the Lender in connection with this Amendment, including, without limitation, reasonable fees, costs and expenses of counsel.

The date on which all of the conditions this Section 5 shall have been satisfied shall be the “Effective Date.”

6.           Representations and Warranties. The Borrower hereby represents and warrants, to the Lender as follows:

(a)          the Borrower is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)          the Borrower has the power and authority to execute, deliver and perform its obligations under this Amendment (and DBM has the power and authority to execute, deliver and perform its obligations under the Pledge Agreement);

(c)          the execution, delivery and performance by the Borrower of this Amendment (and DBM’s execution, delivery and performance of the Pledge Agreement) have been duly authorized by all necessary corporate action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any governmental agency);

(d)          this Amendment and the other loan documents executed in connection herewith and therewith, including, without limitation, the Pledge Agreement, (the “Loan Documents”) to which the Borrower or any of its Affiliates is a party, as each Loan Document is amended by this Amendment, constitute the legal, valid and binding obligation of the Borrower and such Subsidiaries, enforceable against such Person in accordance with its terms;

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(e)          no Event of Default shall exist solely as a result of the consummation of the transactions contemplated hereby; and

(f)          by its signature below, the Borrower agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in any material respect as of the date when made or deemed made.

7.           Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Existing Loan Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Existing Loan Agreement or any other Loan Document or any right, power or remedy of the Lender, nor constitute a waiver of any provision of the Existing Loan Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Lender whether under the Existing Loan Agreement, the other Loan Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. On the Effective Date, all references to the Existing Loan Agreement shall be deemed to mean the Existing Loan Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Existing Loan Agreement and/or other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Existing Loan Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Existing Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Existing Loan Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the “Existing Loan Agreement” shall mean and be a reference to the Existing Loan Agreement as amended and modified by this Amendment.

8.           Existing Defaults and Events of Default. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) be construed to continue to defer any enforcement action with respect to any pending or future any Default or Event of Default, (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Existing Loan Agreement or any other Loan Documents (iii) amend, modify or operate as a waiver of any provision of the Existing Loan Agreement or any other Loan Documents or any right, power or remedy of the Lender, or (iv) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, the Lender reserves all of its rights, powers, and remedies under the Existing Loan Agreement, the other Loan Documents and applicable law. The Lender has not waived (regardless of any delay in exercising such rights and remedies) any Default or Event of Default that may be continuing on the date hereof or any Event of Default that may occur after the date hereof, and Lender has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default), that may have occurred or are continuing as of the date hereof, or that may occur after the date hereof.

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9.          No Defenses or Counterclaims. The Borrower warrants and represents to the Lender, on behalf of itself and its Subsidiaries, that none of the Borrower or its Subsidiaries has any claims, counterclaims, offsets or defenses to the Loan Documents or the Loans and other Liabilities to the Lender, or if any such Person does have any claims, counterclaims, offsets or defenses to the Loan Documents or the Obligations, the same are hereby waived, relinquished and released in consideration of the execution and delivery of this Amendment by the Lender.

10.         Counterparts. This Amendment may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

11.         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and its successors and assigns and the Lender and its successors and assigns.

12.         Further Assurance. The Borrower hereby agrees from time to time, as and when requested by the Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Existing Loan Agreement and the Loan Documents.

13.         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

14.         Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

15.         Reaffirmation. The Borrower , on behalf of itself and its Subsidiaries, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto). The Borrower hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

[Remainder of Page Intentionally Left Blank; Signature Page Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

DYNASIL CORPORATION OF AMERICA

By:	/s/ Thomas C. Leonard
Name:	Thomas C. Leonard
Title:	Chief Financial Officer

SOVEREIGN BANK, N.A.

By:	/s/ Martin M. Murphy
Name:	Martin M. Murphy
Title:	Vice President

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